Palatin Technologies, Inc. Reports Third Quarter Fiscal Year 2010
Results; Teleconference and Webcast to be held on May 13, 2010

CRANBURY, NJ – May 13, 2010 – Palatin Technologies, Inc. (NYSE Amex: PTN), a biopharmaceutical company focused on discovering and developing targeted, receptor-specific small molecule and peptide therapeutics, today announced results for its third quarter ended March 31, 2010.  Palatin reported a net loss of $2.0 million, or ($0.02) per basic and diluted share for the quarter ended March 31, 2010, compared to net income of $0.1 million, or $0.00 per basic and diluted share for the same period in 2009.  Total revenues in the quarter ended March 31, 2010 were $2.6 million, compared to $5.2 million for the same period in 2009.

The net loss for the quarter ended March 31, 2010, compared to the net income for the quarter ended March 31, 2009, was primarily attributable to a decrease in the recognition of revenue under our agreements with AstraZeneca.

As of March 31, 2010, Palatin’s cash, cash equivalents and investments totaled $10.2 million, compared to $7.8 million at June 30, 2009.  The increase in cash, cash equivalents, and investments is primarily the net result of the receipt of $5.0 million in milestone payments from AstraZeneca related to the September 2009 amendment to the license and collaboration agreement, net proceeds of $5.2 million from the sale of common stock and warrants in two registered direct offerings, and the cash utilized to fund operations during the nine months ended March 31, 2010.

Revenue
For the quarter ended March 31, 2010, Palatin recognized $2.6 million of contract revenue under its license and collaboration agreement with AstraZeneca, compared to $5.2 million for the same period in 2009.  Based on the September 2009 amendment, Palatin provided research services to AstraZeneca through January 30, 2010 and recognized contract revenue accordingly.

Costs and Expenses
Total operating expenses for the quarter ended March 31, 2010 were $4.6 million, compared to $5.1 million for the comparable quarter of 2009.  Included as a component of operating expenses were non-cash, share-based expenses of $0.2 million and $0.3 million for the third quarter of fiscal year 2010 and 2009, respectively.

Conference Call/Webcast
Palatin Technologies’ management will discuss the third quarter financial results for the fiscal year ending June 30, 2010 and provide an update on corporate developments during a conference call and webcast on May 13, 2010 at 11:30 a.m. Eastern Time.

Individuals interested in listening to the conference call live can dial:
•	888-811-5436 (domestic) or 913-312-1386 (international)
•	Pass code: 7740413

-More-

The webcast and replay can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at http://www.palatin.com.  A telephone and webcast replay will be available approximately one hour after the completion of the call.  To access the telephone replay, dial 888-203-1112 (domestic) or 719-457-0820 (international), Pass code 7740413. The webcast and telephone replay will be available through May 20, 2010.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company focused on discovering and developing targeted, receptor-specific small molecule and peptide therapeutics.  Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin Technologies’ website at http://www.palatin.com.

Forward-looking Statements
Statements about future expectations of Palatin Technologies, Inc., including statements about its development programs, proposed indications for its product candidates, pre-clinical activities, marketing collaborations, and all other statements in this document other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for various reasons, including, but not limited to Palatin’s ability to fund development of its technology, ability to establish and successfully complete clinical trials and pre-clinical studies and the results of those trials and studies, dependence on its partners for certain development activities, need for regulatory approvals and commercial acceptance of its products, ability to protect its intellectual property, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:
Stephen T. Wills, CPA, MST
EVP-Operations / Chief Financial Officer
Tel: (609) 495-2200
E-mail: Info@palatin.com

Palatin Technologies Media Inquiries:
Carney Noensie, Burns McClellan
Vice President, Investor Relations
Tel:(212)213-0006
E-mail: cnoensie@burnsmc.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary

Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009	2010	2009

REVENUES	$2,559,852	$5,159,453	$13,505,770	$7,124,704

OPERATING EXPENSES:
Research and development	3,356,956	3,813,878	8,739,389	10,311,328
General and administrative	1,238,187	1,273,365	3,526,883	3,881,688
Total operating expenses	4,595,143	5,087,243	12,266,272	14,193,016

Income/(Loss) from operations	(2,035,291)	72,210	1,239,498	(7,068,312)

OTHER INCOME/ (EXPENSE):
Investment income	16,641	34,966	120,270	195,182
Interest expense	(2,287)	(8,998)	(9,303)	(21,016)
Gain on sale of supplies and equipment	-	-	95,000	550,968
Total other income, net	14,354	25,968	205,967	725,134

Income/(Loss) before income taxes	(2,020,937)	98,178	1,445,465	(6,343,178)
Income tax benefit	-	-	998,408	1,741,476

NET INCOME/(LOSS)	$(2,020,937)	$98,178	$2,443,873	$(4,601,702)

Basic net income/(loss) per common share	$(0.02)	$0.00	$0.02	$(0.05)

Diluted net income/(loss) per common share	$(0.02)	$0.00	$0.02	$(0.05)

Weighted average number of common shares outstanding used in computing basic net income/(loss) per common share	99,873,230	86,662,901	95,753,143	86,273,130
Weighted average number of common shares outstanding used in computing diluted net income/(loss) per common share	99,873,230	86,662,901	96,467,914	86,273,130

PALATIN TECHNOLOGIES, INC.
and Subsidiary

Consolidated Balance Sheets

(unaudited)

	March 31, 2010	June 30, 2009
ASSETS
Current assets:
Cash and cash equivalents	$6,775,679	$4,378,662
Available-for-sale investments	3,449,720	3,439,650
Accounts receivable	530,092	508,528
Prepaid expenses and other current assets	377,303	492,824
Total current assets	11,132,794	8,819,664

Property and equipment, net	2,688,702	3,650,783
Restricted cash	475,000	475,000
Other assets	257,420	254,364
Total assets	$14,553,916	$13,199,811

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Capital lease obligations	$19,170	$87,675
Accounts payable	681,190	206,363
Accrued expenses	1,477,682	1,420,741
Deferred revenue	-	6,955,553
Total current liabilities	2,178,042	8,670,332

Capital lease obligations	19,393	33,954
Deferred rent	793,608	1,182,026
Total liabilities	2,991,043	9,886,312

Stockholders' equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,997 shares as of March 31, 2010 and June 30, 2009, respectively	50	50
Common stock of $0.01 par value – authorized 150,000,000 shares; issued and outstanding 106,571,465 and 86,662,901 shares as of March 31, 2010 and June 30, 2009, respectively	1,065,715	866,629
Additional paid-in capital	215,308,724	209,712,379
Accumulated other comprehensive income	126,181	116,111
Accumulated deficit	(204,937,797)	(207,381,670)
Total stockholders’ equity	11,562,873	3,313,499
Total liabilities and stockholders’ equity	$14,553,916	$13,199,811